UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

IGAMBIT INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF IGAMBIT INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

IGAMBIT INC

1050W.Jericho Tpke, Suite A

Smithtown, NY 11787

Phone 631-670-6777 Fax 516-512-7937

INFORMATION STATEMENT

December 19, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of iGambit Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders (the “ Stockholders ”) of common stock, par value $0.001 per share (the “ Common Stock ”), of iGambit Inc., a Delaware corporation (the “Company”), to notify such Stockholders that on November 29, 2017, the Company received a majority written consent in lieu of a meeting of the holders of the Company in accordance with Delaware General Corporation Law. The holders authorized the following:

•	The approval of an amendment to of the articles of incorporation of the Company (the “Articles”) to increase (the “Authorized Common Stock Increase”) the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Five Hundred Million (500,000,000) shares of Common Stock with no preemptive rights.

The Authorized Common Stock Increase, is hereinafter referred to as the “Current Action”.

The enclosed information statement contains information pertaining to the Current Action.

On November 28, 2017, the Board of Directors of the Company (the “Board”) approved the Current Action, and recommended the Current Action for approval to the holders having the power to vote with respect to the Common Stock.

On November 29, 2017, the Majority Stockholders, consisting of John Salerno 5,000,000 shares, Elisa Luqman 5,000,000 shares, and EncounterCare Solutions Inc. 60,000,000 shares, approved the Current Action by written consent in lieu of a meeting in accordance with Delaware law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Current Action.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

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INFORMATION STATEMENT

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the Current Action is in the best interest of the Company and the Stockholders as the increase in Authorized Shares Stock will afford the Company greater flexibility in seeking capital and potential acquisition targets.  No assurance can be given that any of the foregoing will ultimately be proven to be correct.

The Board approved the Current Action on November 28, 2017 and the Majority Stockholders approved the Current Action on November 29, 2017.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

AMENDMENT OF ARTICLES OF INCORPORATION

AUTHORIZED COMMON STOCK INCREASE

On November 28, 2017, the Board unanimously approved an amendment to our Articles to increase the number of shares of Common Stock which the Company is authorized to issue from Three Hundred (300,000,000) to Five Hundred Million (500,000,000) shares of Common Stock, $0.001 par value per share (the “Capitalization Amendment”).

The Board believes that the Authorized Common Stock Increase will afford the Company greater flexibility in seeking capital.  The Board has no immediate plans, understandings, agreement or commitments to issue shares of Common Stock for any purposes. If the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and stockholdings of current Stockholders.

                  Under our Articles, our shareholders do not have preemptive rights with respect to issuances of Common Stock.  Thus, should the Board elect to issue additional shares of Common Stock, existing Stockholders would not have any preferential rights to purchase such shares. If the Board elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share, voting power and stockholdings of current Stockholders.

A copy of the Certificate of Amendment to the Articles of Incorporation giving effect to the Current Action, in substantially the form to be filed with the Secretary of State of the State of Delaware, is attached to this Information Statement as Exhibit A.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

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OUTSTANDING VOTING SECURITIES

                  As of the date of the Consent by the Majority Stockholders, November 29, 2017 the Company had 124,393,766 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

          On November 29, 2017, the holders of 70,000,000 shares (or approximately 56% of the 124,393,766 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Current Action. As the Current Action was approved by the Majority Stockholders, consisting of John Salerno 5,000,000 shares, Elisa Luqman 5,000,000 shares, and EncounterCare Solutions, Inc., 60,000,000 shares, no proxies are being solicited with this Information Statement.

                  The DCGL provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on November 29, 2017 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Shares Owned Number	Percent
John Salerno, CEO President and Director 567 Pulaski Road Kings Park, NY 11754	5,000,000	4%
Elisa Luqman, General Counsel and Director (2) 37 Harrison drive Northport, NY 11768	5,685,000	4.6%
George Dempster, Director	392,000	.3%
EncounterCare Solutions, Inc. 2401 PGA Blvd Suite 196 East Palm Beach Gardens, FL 33410	60,000,000	48.2%
Rory T. Welch 235 Sunset Drive Northfield, IL 60093	11,500,000	9.2%
All Directors and Officers as a Group	10,392,000	8.4%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each, except for Elisa Luqman who has sole voting and investment power with respect to 5,000,000 shares of common stock .
(2)	Elisa Luqman’s beneficially owned shares include her husband Muhammad Luqman who has voting and investment power with respect to 685,000 shares as a .6% shareholder.

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DISSENTER’S RIGHTS OF APPRAISAL

                   The Stockholders have no right under the DGCL, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE OF CURRENT ACTION

                   Pursuant to Rule 14c-2 under the Exchange Act, the Current Action shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January 19, 2018.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. Our costs are estimated at approximately $2100.

The Board of Directors has fixed the close of business on November 29, 2017, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

This Information Statement is being mailed on or about December 20, 2017 to all Stockholders of record as of the Record Date.

Date: December 19, 2017 By Order of the Board of Directors IGAMBIT INC. /s/ John Salerno John Salerno Chief Executive Officer

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